                                                                     Exhibit 2.1

                              BEGLAUBIGTE ABSCHRIFT


                  No. 1231 of the Roll of Documents for 2001 KG


                                   Transacted

                                in Gau-Algesheim

                                 on July 9, 2001



                        Before me, the undersigned notary

                               DR. CHRISTOPER KEIM

        with offices in Bingen



        appeared today in the office Appenheimer Strasse 53, 55435
        Gau-Algesheim:


        1) Wilfried Beckmann, born on 10.02.1960, Am Agnesienberg 36e, 55544 Bad Kreuznach, identifying himself by valid id-card no. 2053204152.

        2) Horst Schellong, born 13.04.1950, Rieslingstrasse 60a, 55129 Mainz, identi- fying himself by valid passport no. 3316012525

        3) Reinhard Schwabe, born on 10.02.1945, Albert-Greiner-Strasse 65, 86161 Augsburg, identifying himself by valid id-card no. 9326066323

        4) Eduard Tercic, born on 09.04.1642, Grobenstrasse 22, 57076 Siegen, identify- ing himself by valid passport no. M12798235 acting not in his own name but as managing director of PSi Printer Systems International GmbH, Siegen (HRB Siegen 3893) with single signature power and exempt from the restrictions im-posed by section 181 German Civil Code (BGB).

        5) Erich Waschenbach, born on 09.05.1938, Eicherweg 8, 57552 Niederfischbach, identifying himself be valid id-card no. 2049089493 acting not in his own name but as managing director of Psi Printer Systems international GmbH,

2


                Siegen (HRB Siegen 3893) with single signature power and exempt from the restrictions imposed by section 181 German Civil Code
                (BGB).

        6) Richard Ellis, with business address 372 Turqoiesc Street, Milpitas, CA 95035, identifying himself with valid US passport no. I58803043 acting not in his own name but as duly authorised President, Chief executive officer and chair- man of the board of DISC Inc., a California Corporation, and with the promise to provide a certificate of representation and good standing which shall be attached to this deed.


        The Notary noted that the parties present understand the English language and instructed the parties present that they could require the presence of a sworn translator and a written translation of the present proceedings. The parties present waived such rights and requested the Notary to conduct the present proceedings in the English language.

        Thereupon, the persons appearing requested notarization of the following share purchase agreement regarding NSM Storage GmbH, Bingen. (continuation on the next page)



                                      ii--

                                TABLE OF CONTENTS

                                                                                               PAGE
SECTION 1 DEFINITIONS............................................................................1


SECTION 2 THE ACQUISITION........................................................................3

        2.1    Current Status....................................................................3
        2.2    Sale and Transfer.................................................................4
        2.3    Purchase Consideration and Escrow.................................................5
        2.4    Seller Loans......................................................................7
        2.5    Escrow............................................................................7
        2.6    Sellers' Representative...........................................................8
        2.7    Tax and Accounting Consequences...................................................9
        2.8    Taking of Necessary Action; Further Action........................................9

SECTION 3 REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................9

        3.1    Organization of the Company and Subsidiaries......................................9
        3.2    Existence of Shares, Corporate Records, Approvals................................10
        3.3    Authority........................................................................12
        3.4    No Conflict......................................................................12
        3.5    Consents.........................................................................12
        3.6    Accounts.........................................................................13
        3.7    No Undisclosed Liabilities.......................................................14
        3.8    Material Agreements..............................................................14
        3.9    Intellectual Property Rights.....................................................16
        3.10   Real Property....................................................................17
        3.11   Assets...........................................................................18
        3.12   Permits and Licenses, Compliance with Laws, Public Subsidies.....................18
        3.13   Litigation.......................................................................19
        3.14   Insurance........................................................................19
        3.15   Employees........................................................................19
        3.16   Warranties, Product Liability....................................................21
        3.17   Restriction on Business Activities...............................................21
        3.18   Interested Party Transactions....................................................21
        3.19   Accounts Receivable..............................................................21
        3.20   Bank Accounts....................................................................22
        3.21   Certain Business Practices.......................................................22
        3.22   Finders' Fees and Management Incentives..........................................22
        3.23   Representations and Warranties relating to the Asset Purchase Agreement of October 21, 1999..............................................................22
        3.24   Certain Tax Matters..............................................................22
        3.25   Absence of Material Changes......................................................23
        3.26   No Untrue Statement..............................................................23


                                      i--

                                TABLE OF CONTENTS
                                  (CONTINUED)


SECTION 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................24

        4.1    Organization, Standing and Power.................................................24
        4.2    Authority........................................................................24
        4.3    Acquisition Shares...............................................................24
        4.4    No Conflict......................................................................24
        4.5    Consents.........................................................................25
        4.6    SEC Documents; Purchaser Financial Statements....................................25
        4.7    No Undisclosed Liabilities.......................................................25
        4.8    Litigation.......................................................................26
        4.9    Sellers' Remedies................................................................26

SECTION 5 ADDITIONAL AGREEMENTS.................................................................26

        5.1    Access to Information............................................................26
        5.2    Expenses.........................................................................26
        5.3    Exemption from Registration......................................................26
        5.4    Employee Benefits................................................................27
        5.5    Employment-Related Matters.......................................................27
        5.6    Source Code......................................................................27
        5.7    Working Capital Contributions....................................................27
        5.8    Securities Filings and Other Requirements........................................27
        5.9    Company Operation of Business....................................................28
        5.10   Purchaser Operation of Business..................................................29
        5.11   Reasonable Efforts...............................................................29
        5.12   Additional Documents and Further Assurances......................................29

SECTION 6 CONDITIONS TO CLOSING.................................................................30

        6.1    Release of Pledged Shares........................................................30
        6.2    Release of Guarantee.............................................................30
        6.3    Payments to Sparkasse Siegen.....................................................30
        6.4    Termination of 401(k) Plan.......................................................30
        6.5    Form 8-K and Other Filings.......................................................30
        6.6    Representations, Warranties and Covenants........................................30
        6.7    No Material Adverse Change.......................................................30
        6.8    No Injunctions or Restraints; Illegality.........................................31
        6.9    Related Agreements...............................................................31
        6.10   Payment of Consideration.........................................................31

SECTION 7 REMEDIES OF PURCHASER.................................................................31

        7.1    Indemnification by the Sellers...................................................31
        7.2    Statute of Limitations...........................................................32


                                      ii--

                                TABLE OF CONTENTS
                                  (CONTINUED)


        7.3    Limitations on Indemnity.........................................................32

SECTION 8 TAX INDEMNIFICATION...................................................................33

        8.1    Indemnification..................................................................33
        8.2    Participation Rights.............................................................33

SECTION 9 ENVIRONMENTAL INDEMNIFICATION.........................................................34

        9.1    Definition.......................................................................34
        9.2    Sellers' Indemnification of Purchaser............................................34
        9.3    Purchaser's Indemnification of Sellers...........................................34
        9.4    Prorated Indemnifications........................................................34
        9.5    No Proof of Responsibility.......................................................35
        9.6    Remedial Action..................................................................35
        9.7    Sellers' Indemnification Subject to Certain Conditions...........................35

SECTION 10 NON-COMPETE..........................................................................36

        10.1   Scope............................................................................36
        10.2   Geographical Scope...............................................................36
        10.3   Penalty..........................................................................36

SECTION 11 CONFIDENTIALITY......................................................................37


SECTION 12 GENERAL PROVISIONS...................................................................37

        12.1   Notices..........................................................................37
        12.2   Interpretation...................................................................38
        12.3   Counterparts.....................................................................39
        12.4   Entire Agreement; Assignment.....................................................39
        12.5   Severability.....................................................................39
        12.6   Other Remedies...................................................................39
        12.7   Implementation...................................................................39
        12.8   Notary Fees......................................................................39
        12.9   Governing Law, Jurisdiction......................................................39
        12.10  Rules of Construction............................................................39
        12.11  Attorneys' Fees..................................................................40


                                     iii--

                                INDEX OF EXHIBITS

EXHIBIT                         DESCRIPTION
-------                         -----------
C(1)                            Key Employees

2.1(f)(1)                       Sellers' Resolution

2.1(f)(2)                       Spousal Consents

2.3(a)(5)                       Guarantee

2.3(b)                          Escrow Agreement

3.2(a)                          Share Pledge Agreement

6.1                             Release of Pledged Shares

6.2                             Release of Guarantee

6.6                             Statement of Sellers

7                               Disclosure Schedule

8                               Attachment 8

                            SHARE PURCHASE AGREEMENT


        This SHARE PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of July 9, 2001 by and among

Wilfried Beckmann ("BECKMANN"), Horst Schellong ("SCHELLONG"), Reinhard Schwabe ("SCHWABE") and PSi Printer Systems International GmbH ("PSI")

                                                     - collectively, "SELLERS" -

                                      and

Disc, Inc., a California corporation

                                                                 - "PURCHASER" -

        - Purchaser and Sellers, each a "PARTY" and collectively the "PARTIES" -


                                   BACKGROUND

        A. The Boards of Directors of each of Purchaser and NSM Storage GmbH, a German limited liability company (the "COMPANY") believe it is in their best interests that Purchaser acquire all of the issued and outstanding shares of the Company from the Sellers (the "ACQUISITION"), subject to the terms and conditions of this Agreement, and in furtherance thereof, have approved the Acquisition.

        B. Sellers, on the one hand, and Purchaser, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

        C. As material inducements to Purchaser to enter into this Agreement, certain key employees of the Company listed on EXHIBIT C(1) ("KEY EMPLOYEES") are entering into an employment agreement with the Company with effect as of the Closing Date (as defined Section 2.2).

        NOW, THEREFORE, the parties agree as follows:

                                    SECTION 1

                                   DEFINITIONS

        As used in this Agreement, the terms below shall have the following meanings. Any of such terms, unless the context requires otherwise, may be used in singular or plural, depending upon the reference.

               (a) "Company Shares" shall mean all shares in the capital of the Company.

               (b) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded.

               (c) "Damages" shall mean all costs, out-of-pocket losses, charges, liabilities, obligations, actual damages, lawsuits, actions, judgments, deficiencies, demands, fees, claims, settlements and expenses, including, without limitation, interest, penalties, attorneys' fees and expenses, all amounts paid in the investigation, defense or settlement of any of the foregoing and costs of enforcing the indemnification provisions contained herein.

               (d) "Employee" shall mean any current or former employee, consultant or director of the Company or any of the Subsidiaries (as defined in Section 3.1(a)).

               (e) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, visa, work permit or other agreement, contract or understanding between the Company or any of the Subsidiaries (as defined in Section 3.1(a)) and any Employee.

               (f) "Escrow Agent" shall mean Imperial Bank, a California banking corporation.

               (g) "Escrow Shares" shall mean sixty percent (60%) of the Aggregate Consideration (as defined in Section 3.2(a)(1)).

               (h) "Estimated Balance Sheet" shall mean the estimated unaudited consolidated balance sheet of the Company and the Subsidiaries (as defined in Section 3.1(a)) dated as of the June 30, 2001 which shall be (i) prepared in accordance with German GAAP (except that such unaudited balance sheet does not contain the footnotes required by German GAAP) and prepared by the Company consistently with past practice, in good faith and based upon reasonable assumptions, (ii) converted from DM to U.S. $ based on the exchange rate in effect as of the Signing Date (as defined in Section 2.8) and (iii) approved by Purchaser, which approval shall not be unreasonably withheld.

               (i) "Estimated Net Liabilities" shall mean the amount by which total consolidated liabilities of the Company and the Subsidiaries (as defined in Section 3.1(a)) as of June 30, 2001 as determined in accordance with German GAAP ("TOTAL LIABILITIES"), exceed total consolidated assets of the Company and the Subsidiaries as of June 30, 2001, as determined in accordance with German GAAP ("TOTAL ASSETS"), excluding good will, each as reflected in the Estimated Balance Sheet.

               (j) "GAAP" shall mean generally accepted accounting principles, consistently applied in the relevant jurisdiction.

               (k) "Knowledge" shall mean the actual knowledge of each of the Sellers and the knowledge that such person would have obtained of the matter represented after reasonable due and diligent inquiry under the circumstances. Knowledge is deemed present if such person could have obtained knowledge about the underlying facts and circumstances giving rise to a breach of the representation or guarantee applying the standard of care of a prudent businessman pursuant to Section 43 German Limited Liability Companies Act (GmbHG).

               (l) "Lien" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien.

               (m) "Material Adverse Effect" shall mean any change, event or effect (other than a general economic trend) that is materially adverse to the business, assets (including intangible assets), liabilities, condition (financial or otherwise), results of operations, value or capitalization of the Company and the Subsidiaries (as defined in Section 3.1(a)), taken as a whole.

               (n) "Net Liabilities" shall mean U.S. $1,500,000, which the Parties agree equals the amount by which total liabilities of the Company as of December 31, 2000 exceed total assets of the Company as of December 31, 2000.

               (o) "Net Liabilities Adjustment" shall mean the amount in excess of U.S. $325,000 by which the Estimated Net Liabilities exceed the Net Liabilities.

               (p) "Purchaser Common Stock" shall mean shares of Common Stock, no par value, of Purchaser.

               (q) "Purchaser Indemnity Claims" shall mean any claims for indemnity made by Purchaser pursuant to this Agreement or the Escrow Agreement.

               (r) "SEC" shall mean the United States Securities and Exchange Commission.

               (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

               (t) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (u) "Sellers' Representative" shall mean PSi.

               (v) "Stock Price" shall mean the average of the closing prices on the Nasdaq National Market of Purchaser Common Stock for the ten (10) trading days ending on the second day prior to the Closing Date, as published at www.nasdaq.com.

                                    SECTION 2

                                 THE ACQUISITION

        2.1 Current Status.

               (a) The Company. The Company is a German limited liability company having its principal place of business in Bingen. The Company is registered in the Commercial Register at the Local Court of Bingen under HRB 3041. The stated capital of the Company is DM 2,000,000. The stated capital is fully paid up and no repayments have been made.

               (b) The Business. The Company is engaged in the design, manufacture and sale of automated digital storage libraries (the "BUSINESS").

               (c) The Company Shares. The Sellers hold the following shares in the Company with the following nominal amounts (the "COMPANY SHARES"):

                      PSi:                           DM      250,000
                                                     DM    1,030,000
                      Beckmann:                      DM      240,000
                      Schellong:                     DM      240,000
                      Schwabe:                       DM      240,000

                      Sellers own and hold all outstanding Company Shares.

               (d) Ownership of Real Estate. The Company does not own real estate.

               (e) Subsidiaries. The Company holds the equity and voting interest in two wholly-owned subsidiaries:

                      (1) NSM Jukebox Ltd., a private limited liability company organized under the laws of England.

                      (2) NSM Jukebox Inc., a Delaware corporation.

               (f) Consents. By Sellers' resolution dated July 9, 2001 which is attached as EXHIBIT 2.1 (f) (1), the Sellers granted their consent to the sale and transfer of the Company Shares under this Agreement as provided for in the Articles of Association of the Company. By written statements dated June 27, 2001 and June 30, 2001, the spouses of Schwabe and Beckmann, respectively, consented to this Agreement and the transactions contemplated under this Agreement pursuant to Section 1365 German Civil Code (BGB); such consents are attached as EXHIBIT 2.1 (f) (2). (copy)

        2.2 Sale and Transfer.

               (a) Sale and Transfer. Effective as of the Closing Date (as defined below), the Sellers hereby convey, assign, transfer and sell the Company Shares to Purchaser, subject to the terms and conditions of this Agreement, including the conditions precedent set forth in Section 6 and the payment by Purchaser of the Aggregate Consideration (as defined in Section 2.3(a)(1)), and Purchaser hereby accepts such conveyance, assignment, transfer and sale, subject to the terms and conditions of this Agreement. For purposes of this Agreement, the "CLOSING DATE" shall be the day on which the conditions precedent set forth in Section 6 of this Agreement are satisfied. If the conditions precedent are not satisfied, or if Purchaser does not, in its sole discretion, waive satisfaction on or before July 31, 2001 or such later date as is mutually agreed to by the Parties in writing, this Agreement shall automatically become null and void; provided, however, that the provisions of Sections 11 and 12 shall remain in full force and effect and survive any termination of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, PSi shall pay to Purchaser U.S. $100,000 if it fails to satisfy the condition precedent set forth in
Section 6.1 and Purchaser does not waive satisfaction on or before July 31, 2001 or such later date as is mutually agreed to by the Parties in writing.

               (b) Effective Date of Sale. Upon the transfer of the legal title in the Company Shares, the beneficial title in all outstanding Company Shares shall pass to Purchaser as of the Closing Date (wirtschaftlicher Ubergang) (the "EFFECTIVE DATE").

               (c) Ancillary Rights. Upon the transfer of the legal title in the Company Shares, the beneficial title in the Company Shares shall include all ancillary rights attached thereto (Nebenrechte), including the rights to any undistributed profits from any periods prior to the Effective Date and the rights to dividends for the fiscal year 2001 up to the Effective Date.

        2.3 Purchase Consideration and Escrow.

               (a) Purchase Consideration. On the Closing Date, upon the terms and subject to the conditions of this Agreement, Purchaser will:

                      (1) Issue to Sellers an aggregate of 1,200,000 shares of Purchaser Common Stock (the "ACQUISITION SHARES"), as follows:

                             PSi                       1,000,000.000 shares
                             Beckmann                     66,666.666 shares
                             Schellong                    66,666.666 shares
                             Schwabe                      66,666.666 shares

               Notwithstanding the foregoing, the Acquisition Shares shall be subject to downward adjustment as follows:

                      (i) the amount of the Acquisition Shares to be received by each Seller shall be reduced in proportion to the allocations set forth above by a number of shares equal to the quotient of U.S. $10,000 divided by the Stock Price; and

                      (ii) the amount of the Acquisition Shares to be received by PSi shall be reduced by a number of shares equal to the quotient of the Net Liabilities Adjustment divided by U.S. $2.00; provided, however, that the Net Liabilities Adjustment shall be subject to adjustment for a period of 90 days following the Closing Date pending finalization of the Company's consolidated balance sheet dated as of June 30, 2001; and provided further, however, that if there is a dispute among the Parties as to the Net Liabilities Adjustment, the dispute shall be resolved by an independent firm of accountants jointly appointed by Purchaser and the Sellers. If the Parties cannot agree upon an independent firm of accountants within 10 days of the date the dispute arises, the Institute of German Certified Public Accountants (Insitut der Wirtschaftsprufer), Dusseldorf, Germany, shall appoint the independent accounting firm.(1)

                      Purchaser shall transfer and deliver on the Closing Date certificates representing the total number of shares due to the Sellers after the adjustments in (i) and (ii) above (the "AGGREGATE CONSIDERATION") as follows: (i) Purchaser will transfer and deliver to Dr. Henrich Schleifenbaum on behalf of PSi a certificate representing 40% of the number of shares of Purchaser Common Stock due to PSi pursuant to this Section 2.3(a)(1), (ii) Purchaser will transfer and deliver to each of the other three Sellers certificates representing 40% of the number of shares of Purchaser Common Stock due to each such Seller pursuant to this Section 2.3 (a)(1) and (iii) Purchaser will transfer and deliver to the Escrow Agent (as defined in Section 2.3(b)) certificates representing 60% of the number of shares of Purchaser Common Stock due to each such Seller pursuant to this Section 2.3(a)(1).

                      (2) Pay to Sellers an aggregate of U.S. $10,000 in cash in accordance with the allocations set forth in Section 2.3(a)(1) above, by wire transfer of immediately available funds.

                      (3) Pay to each of the Sellers any cash payable in respect of fractional shares as provided in Section 2.3(c).

                      (4) Pay to each of Mr. Eduard Tercic and Mr. Erich Waeschenbach U.S. $25,000 on each of the following dates: (i) the Closing Date,
(ii) the first anniversary of the Closing Date and (iii) the second anniversary of the Closing Date.

                      (5) Pay to Sparkasse Siegen, Morleystrasse 2-6, 57072 Siegen, Germany, DM 879,960 as repayment for a portion of the Company's outstanding loan obligations with Sparkasse Siegen and deposit DM 297,500 at Sparkasse Siegen as security against the remaining loan balance. In addition, Purchaser shall guarantee the remaining loan balance in substantially the form attached as EXHIBIT 2.3(a)(5).

               (b) Escrow. As collateral security for the payment of any indemnification obligations of the Company and Sellers pursuant to Section 7 of this Agreement, Purchaser shall deliver the Escrow Shares to a bank or trust company appointed by Purchaser or other entity reasonably satisfactory to the Company and Sellers to act as escrow agent (the "ESCROW AGENT") pursuant to the terms of an escrow agreement substantially in the form attached as EXHIBIT 2.3(b) (the "ESCROW AGREEMENT").

--------------

    (1) The following example illustrates the downward adjustment of Section 2.3(a)(1)(ii): If the Company's net liabilities as of December 31, 2000 were $1,000,000 and grew to $1,500,000 as of June 30, 2001, the increase of $500,000 less $325,000 would equal a Net Liabilities Adjustment of $175,000. The Net Liabilities Adjustment of $175,000 would be divided by the $2.00 per share price. The resulting 87,500 shares would then be deducted from PSi's 1,000,000 Acquisition Shares for a total of 912,500 shares due to PSi (subject to a further pro rata downward adjustment for the $10,000 cash payment as set forth in Section 2.3(a)(1)(i)). The foregoing example is for illustration purposes only.

               (c) Fractional Shares. No fraction of a share of Purchaser Common Stock will be issued, but in lieu thereof, each holder of Company Shares who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock to be received by such holder) shall be entitled to receive from Purchaser an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Stock Price.

               (d) Purchaser Buy-Back. Subject to the terms and conditions of this Agreement, in the event that the employment agreement of Beckmann, Schellong or Schwabe is terminated without cause within one year of the Closing Date, Purchaser shall, upon such Seller's written request, buy back the Acquisition Shares issued to such Seller at U.S. $2.00 per share. For purposes of this Section 2.3, "cause" shall mean one or more of the following events or an event which would constitute cause within the meaning of Section 626 of the German Civil Code (Burgerliches Gesetzbuch): (i) the conviction of, plea of nolo contendere, a guilty plea or confession by any Seller to a felony or the commission by such Seller to any act of fraud or material dishonesty against, or the embezzlement, theft of misappropriation of property belonging to Purchaser or its affiliates, (ii) the continuous failure by such Seller to perform the material duties and responsibilities that are reasonably consistent with his position which remain uncured for a period of 15 days after receipt of notice thereof from Purchaser, (iii) the use of illegal substances by such Seller, (iv) engaging in conduct that is seriously injurious to the business of Purchaser or its affiliates or (v) the material breach by such Seller of any confidentiality agreement entered into with Purchaser or any agreement related thereto which is not cured within 15 days of receipt of notice thereof from Purchaser.

        2.4 Seller Loans. In the event that any Seller has outstanding loans from the Company, the Company and such Seller shall ensure that such loan is paid in full by such Seller prior to the Closing Date. Such Seller loans are listed on SCHEDULE 2.4.

        2.5 Escrow.

               (a) Escrow Agent. Prior to or on the Closing Date, Purchaser shall appoint the Escrow Agent and shall execute and deliver the Escrow Agreement with the Escrow Agent which shall implement the terms and conditions of this Section 2. On the Closing Date, Purchaser shall deliver to the Escrow Agent certificates representing the Escrow Shares. The Escrow Shares shall be held by the Escrow Agent for the benefit of Purchaser to secure Purchaser Indemnity Claims pursuant to Sections 3, 7, 8 and 9 of this Agreement.

               (b) Escrow Shares. Except as otherwise expressly provided in this Agreement, the Escrow Shares shall not limit the amount of, and do not constitute the exclusive remedy for, any Purchaser Indemnity Claims. The Escrow Shares shall be held by the Escrow Agent for a period of one (1) year after the Closing Date under the Escrow Agreement pursuant to the terms thereof.

               (c) Payment. The Escrow Agent shall release and issue the Escrow Shares or a part thereof to Purchaser subject to receipt of

                      (1) the corresponding joint written instructions by the Sellers and Purchaser or

                      (2) an executed copy (Ausfertigung) of an enforceable final title (Vollstreckungstitel) (Sections 704, 794 German Civil Procedure Code
(ZPO) on a corresponding payment claim by Purchaser against the Sellers.

               (d) Final Release of Escrow Shares. Except to the extent of any Purchaser Indemnity Claims which have been made and have been determined to be valid or not yet determined to be invalid pursuant to Section 7.1 of this Agreement, the Escrow Shares shall be delivered to the Sellers in the name of such Sellers promptly following the one (1) year anniversary of the Closing Date. During the period in which the Escrow Shares are retained in escrow, the Sellers shall be entitled to vote the Escrow Shares, and shall be entitled to receive dividends, if any, paid thereon pursuant to the terms of the Escrow Agreement.

               (e) Approval. The execution and adoption of this Agreement shall constitute approval of the Escrow Agreement and of all arrangements relating thereto, including without limitation, the placement of the Escrow Shares in escrow and the appointment of the Escrow Agent and the Sellers' Representative.

        2.6 Sellers' Representative.

               (a) Appointment. PSi shall be appointed as the Sellers' Representative and as such serve as and have all powers as agent and attorney-in-fact of each Seller, for and on behalf of Sellers to, among other things, give and receive notices and communications, to have authority to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any disputes involving any Purchaser Indemnity Claims made by Purchaser and the retaining of Escrow Shares by Purchaser thereunder and to take all actions necessary or appropriate in the judgment of the Sellers' Representative for the accomplishment of the foregoing. If the Sellers' Representative ceases to act as the Sellers' Representative for any reason, such Sellers' Representative or his agent shall notify Purchaser of such Sellers' Representative's intent to resign as Sellers' Representative, and Sellers entitled to receive a majority of the Escrow Shares (assuming no claim by Purchaser has been made for any such Escrow Shares) shall, by written notice to Purchaser, appoint a successor Sellers' Representative within 30 days. Notice or communications to or from any Sellers' Representative shall constitute notice to or from each of Sellers.

               (b) Successor Sellers' Representative. In the event of (i) the death or permanent disability of the Sellers' Representative, (ii) his, her or its resignation as a Sellers' Representative, or (iii) removal of the Sellers' Representative by Sellers entitled to receive a majority of the Escrow Shares (assuming no claim by Purchaser has been made for any such Escrow Shares), a successor Sellers' Representative shall be elected by Sellers entitled to receive a majority of the Escrow Shares (assuming no claim by Purchaser has been made for any such Escrow Shares). Each successor Sellers' Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Sellers' Representative, and the term "Sellers' Representative" as used herein shall be deemed to include successor Sellers' Representative.

               (c) No Liability. The Sellers' Representative may, in all questions arising under this Agreement and the Escrow Agreement, rely on the advice of counsel, and shall not be liable for any action taken or not taken as a Sellers' Representative in the absence of such Sellers' Representative's gross negligence or willful misconduct.

               (d) Authority. A decision, act, consent or instruction of the Sellers' Representative shall constitute a decision of all Sellers, and shall be final, binding and conclusive upon each of Sellers, and Purchaser and the Company may rely upon any decision, act, consent or instruction of the Sellers' Representative as being the decision, act, consent or instruction of each and all of Sellers. Purchaser and the Company are relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction.

               (e) Expenses. The Sellers shall share, on a pro rata basis in relation to their holdings of Company Shares, the cost of any attorney, accountants or other advisors retained by the Sellers' Representative in connection with any action taken or not taken as a Sellers' Representative. The Sellers' Representative shall be entitled to request in writing and Purchaser shall withhold from any escrow payments to Sellers, upon such request, amounts payable to attorney, accountants or other advisors which amounts shall be paid to such individuals or the Sellers' Representative, as set forth in the request submitted by the Sellers' Representative.

        2.7 Tax and Accounting Consequences. It is intended by the Parties that the Acquisition shall constitute a taxable exchange for United States federal income tax purposes (not qualifying under Sections 368 or 351 of the United States Internal Revenue Code of 1986, as amended (the "CODE")) to Sellers who are otherwise subject to taxation in the United States on the sale or exchange of Company Shares. The Parties intend that the Acquisition be treated as a purchase for accounting purposes.

        2.8 Taking of Necessary Action; Further Action. If at any time after the date of signing of this Agreement (the "SIGNING DATE") any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Company, PSi and Purchaser are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                    SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

        Except as disclosed in writing in a disclosure schedule referring specifically to the representations and warranties in this Agreement that specifically identifies the section and subsection to which such disclosure relates and that is delivered to Purchaser by the Sellers prior to the date of this Agreement (the "DISCLOSURE SCHEDULE"), each of the Sellers represents (sichern zu) and warrants to Purchaser in the form of an independent guarantee (selbstandiges Garantieversprechen):

        3.1 Organization of the Company and Subsidiaries.

               (a) In Good Standing. Each of the Company, NSM Storage Ltd., a private limited liability company organized under the laws of England ("NSM STORAGE"), and NSM Jukebox, Inc., a

Delaware corporation ("NSM JUKEBOX"; together with NSM Storage, the "SUBSIDIARIES") is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the corporate power to own, lease and operate its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. Each of the Company and the Subsidiaries is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business. The Sellers have delivered a true and correct copy of the Company's and the Subsidiaries' Articles of Association or equivalent organizational documents, each as amended to date and in full force and effect on the date hereof, to Purchaser. The Company is not in violation of any of the provisions of its Articles of Association, as amended to date, and no Subsidiary is in violation of its equivalent organizational documents, as amended to date.
SCHEDULE 3.1 lists the directors and officers of each of the Company and the Subsidiaries.

               (b) Subsidiaries, Future Investments. The Company has no subsidiaries except for the Subsidiaries. Neither the Company nor any of the Subsidiaries has agreed or is obligated to make or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make any future investment in or capital contribution to any other entity.

        3.2 Existence of Shares, Corporate Records, Approvals.

        Shares. The Company Shares have been validly issued in compliance with applicable law. In a share pledge agreement dated December 20, 2000 (notarial deed of the notary public Henrich Schleifenbaum, a copy of which is attached as
EXHIBIT 3.2 (A)) PSi has pledged its Company Share to Sparkasse Siegen, Deutsche Bank AG and Dresdner Bank AG. Other than this share pledge, the Company Shares are not encumbered (belastet) with any third party rights and not subject to (i) any trust arrangement (Treuhandverhaltnis), silent partnership (stille Beteiligung), sub-participation (Unterbeteiligung) or similar arrangement, (ii) any pending (noch nicht vollstandig erfullt) transfer (Ubertragung) or other disposition (Verfugung), (iii) any sale, contribution or other contractual arrangement creating an obligation to transfer or encumber any Company Shares or
(iv) any Sellers resolution on the redemption (Einziehung) of shares.

               The Company Shares constitute the entire share capital of the Company. Neither the Sellers nor any third party has with respect to any shares in the Company any pre-emptive right (Vorkaufsrecht), right of first refusal (Vorerwerbsrecht), subscription right (Bezugsrecht), option right (Optionsrecht), conversion right (Wandlungsrecht) or other right to acquire any equity interest or voting rights in the Company.

               (a) Commercial Register. The information contained in the commercial register excerpt for the Company dated June 25, 2001 delivered to Purchaser is correct; no resolutions of Sellers or the Company have been passed, which are required to be registered in the Commercial Register and which have not been registered.

               (b) Bankruptcy - Company. The Company is not illiquid (zahlungsunfahig) or overindebted (uberschuldet) within the meaning of Sections 17, 18 Insolvency Code (Insolvenzordnung); no illiquidity is threatening within
Section 17 of the Insolvency Code; no insolvency proceedings concerning the assets of the Company have been applied for under the Insolvency Code (Insolvenzordnung) and no circumstances exist pursuant to the Insolvency Code or the Voidance Act (Anfechtungsgesetz) which could justify the voidance of this Agreement.

               (c) Participations, Enterprise Agreements, Letters of Comfort - Company. The Company does not hold any equity (Kapitalbeteiligung) or voting interest (Stimmrechte) or other participation in any entities other than the Company's participation in the Subsidiaries; in particular, the Company holds no sub-participation or silent participation, and has not entered into any enterprise agreements within the meaning of Sections 291 and 292 of the German Stock Corporation Act (AktG). The Company has not granted any letters of comfort (Patronatserklarungen).

               (d) Shares of Subsidiaries. The shares of the Subsidiaries (the "SUBSIDIARY SHARES") have been validly issued in compliance with applicable law. The Company holds unrestricted legal and beneficial title (uneingeschrankte rechtliche und wirtschaftliche Inhaberschaft) to all the Subsidiary Shares. The Subsidiary Shares are not encumbered (belastet) with any third party rights and not subject to (i) any trust arrangement (Treuhand-verhaltnis), silent partnership (stille Beteiligung), sub-participation (Unterbeteiligung) or similar arrangement, (ii) any pending (noch nicht vollstandig erfullt) transfer (Ubertragung) or other disposition (Verfugung), (iii) any sale, contribution or other contractual arrangement creating an obligation to transfer or encumber any Subsidiary Shares or (iv) any Sellers resolution on the redemption (Einziehung) of shares.

               The Subsidiary Shares constitute the entire share capital of the Subsidiaries. Neither the Company nor any third party has with respect to any shares in the Subsidiaries any pre-emptive right (Vorkaufsrecht), right of first refusal (Vorerwerbsrecht), subscription right (Bezugsrecht), option right (Optionsrecht), conversion right (Wandlungsrecht) or other right to acquire any equity interest or voting rights in the Company.

               (e) Bankruptcy - Subsidiaries. None of the Subsidiaries is illiquid (zahlungsunfahig) or overindebted (uberschuldet); no illiquidity is threatening, no insolvency proceedings concerning the assets of the Subsidiaries have been applied for under the applicable Insolvency Code and no circumstances exist pursuant to the applicable Insolvency Code or the applicable Voidance Act (Anfechtungsgesetz) which could justify the voidance of this Agreement.

               (f) Participations, Enterprise Agreements, Letters of Comfort - Subsidiaries. None of the Subsidiaries holds any equity (Kapitalbeteiligung) or voting interest (Stimmrechte) or other participation in any entities; in particular, none of the Subsidiaries holds any sub-participation or silent participation, nor has entered into any enterprise agreements within the meaning of Sections 291 and 292 of the German Stock Corporation Act (AktG). None of the Subsidiaries has granted any letters of comfort (Patronatserklarungen).

               (g) Purchaser Beneficial Holder of Company Shares. The Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Acquisition, Purchaser will be the sole record and beneficial holder of all issued and outstanding Company Shares and all rights to acquire or receive any Company Shares, whether or not such shares of Company Shares are outstanding.

        3.3 Authority. Each of the Sellers has all requisite power and authority to enter into this Agreement and any Related Agreements (as defined below) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which any of the Sellers is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Sellers and no further action is required on the part of any of the Sellers to authorize the Agreement or any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which any of the Sellers is a party has been duly executed and delivered by such Seller, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. For the purposes of this Agreement, the term "RELATED AGREEMENTS" shall mean the Escrow Agreement and any other agreements to which any Seller is a party or that it enters into in order to consummate the transactions contemplated hereby or thereby.

        3.4 No Conflict. The execution and delivery by the Sellers of this Agreement and any Related Agreement to which any of the Sellers is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Association of the Company or the equivalent organizational documents of any of the Subsidiaries, each as amended to date, (ii) any agreement, contract, covenant, instrument, lease, license or commitment (collectively, a "CONTRACT") to which the Company or any of the Subsidiaries or any of their respective properties or assets (including intangible assets), or to which any of the Sellers, is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties (tangible and intangible) or assets, or applicable to Sellers.

        3.5 Consents. Except as set forth in SCHEDULE 3.5, No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with the Company, any of the Subsidiaries or any of the Sellers (so as not to trigger any Conflict), is required by or with respect to the Company, any of the Subsidiaries or any of the Sellers in connection with the execution and delivery of this Agreement, any of the Related Agreements to which any of the Sellers is a party, or the consummation of the transactions contemplated hereby or thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

        3.6 Accounts.

               (a) Complete and Correct. The Sellers have delivered to Purchaser balance sheets and profit and loss statements of the Company and the Subsidiaries for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000 and unaudited balance sheets and profit and loss statements for the period from January 1, 2001 ended April 30, 2001 and any monthly financial reports after April 30, 2001 and the related statements of income, cash flow and shareholders' equity (collectively, the "ACCOUNTS"). The Accounts are complete and correct and show a true and fair view of the financial condition, assets, liabilities and results of operations of the Company and the Subsidiaries (Vermogens-, Finanz- und Ertragslage) and, in the case of the Company, have been prepared in accordance with German GAAP applied on a basis consistent with the previously prepared annual accounts. The Company's unaudited balance sheet as of April 30, 2001 is referred to hereafter as the "CURRENT BALANCE SHEET". The Company and the Subsidiaries maintain and the Sellers will cause the Company and the Subsidiaries to continue to maintain, prior to the Closing Date, a standard system of accounting established and administered in accordance with German GAAP.

               (b) Sellers' Warranties Concerning Accounts. Without limiting the generality of Section 3.6 (a)

                      (1) the annual revaluation (Fortschreibung) of balance sheet items in the Accounts have, as against the previous balance sheet dates, been subject to generally accepted accounting and valuation principles, including principles for depreciation and valuation adjustments;

                      (2) the inventories reflected in the Accounts are stated at the lower of cost or market, taking into account adjustments for obsolete or otherwise not marketable items;

                      (3) adequate provision has been made in the Accounts for doubtful accounts or other uncollectible receivables, and the accounts receivable as stated in the Accounts are and shall be good and collectible in the ordinary course of business without set off or deductions;

                      (4) the earnings of the Company and of the Subsidiaries for the fiscal years 1998, 1999 and 2000 and for the period from January 1, 2001 until the Closing Date as shown in the Accounts have not been affected to a material extent by inconsistencies of accounting practices, by the inclusion of non-recurring items of income or expenditure, or by any other factors rendering such earnings for all or any such periods exceptionally high or low;

                      (5) neither the Company nor any of the Subsidiaries has any liabilities or obligations, whether accrued, contingent
(Haftungsverhaltnisse, Section 251 HGB) or otherwise, except as reflected or reserved against in the Accounts or as stated under the balance sheets of the Accounts;

                      (6) the structure of the distributable equity (Verwendbares Eigenkapital i.S.d. Section 30 KStG") of the Company as of December 31, 1999 as shown in SCHEDULE 3.6 (b) (6) is complete and correct; and

                      (7) the loss carried forward by the Company for corporate income tax purposes (verbleibender Verlustabzug within the meaning of Section 10d (4) German Income Tax Act in connection with Section 8 (1) German Corporate Income Tax Act (KStG)) as of December 31, 2000 amounts to at least DM 3,100,000 and the loss carried forward for trade tax purposes (vortragsfahige Fehlbetrage within the meaning of Section 10a German Trade Tax Act (GewStG)) as of December 31, 2000 amounts to at least DM 3,300,000; provided, however, that the Sellers shall not be responsible if losses carried forward are disallowed due to the application of the rules of Section 8 (4) German Corporate Income Tax Act
(KStG).

        3.7 No Undisclosed Liabilities. Neither the Company nor any of the Subsidiaries has any liabilities, indebtedness, obligations, expenses, claims, deficiencies, guaranties or endorsements of any type, whether accrued, absolute, contingent, matured, unmatured or other whether or not required to be reflected in financial statements in accordance with German GAAP, which individually or in the aggregate (i) have not been adequately reflected in the Current Balance Sheet, or (ii) have not arisen in the ordinary course of business consistent with past practices since December 31, 2000 and which are not, individually or in the aggregate, material.

        3.8 Material Agreements.

               (a) No Other Agreements or Obligations. Except for the agreements and obligations listed in the Schedules referred to in this Section 3.8 (the "MATERIAL Agreements"), the Company and the Subsidiaries have no other agreements or obligations of the nature listed below and no agreements or obligations which have or could have an adverse effect on its assets, financial condition, operational results (Vermogens-, Finanz-, Ertragslage) or the
Business:

                      (1) employment contracts which provide for a fixed gross annual compensation in excess of Euro 25,000 or termination payments in excess of Euro 25,000, a list of which (including name, commencement of employment, function, age, gross annual compensation, termination payments) is set forth in
SCHEDULE 3.8 (a) (1);

                      (2) service contracts with managing directors, a list of which is set forth in SCHEDULE 3.8 (a) (2);

                      (3) loan or credit agreements and guarantee or other security agreements for third party liabilities, a list of which is set forth in
SCHEDULE 3.8 (a) (3);

                      (4) agency agreements, agreements with independent dealers and other distribution agreements (Handelsvertreter-, Handler- oder andere Vertriebsvertrage), franchise agreements and any other agreements, the termination of which would result in termination payments of more than Euro 25,000, a list of which is set forth in SCHEDULE 3.8 (a) (4);

                      (5) consultancy agreements (Beratervertrage) providing for a fixed annual remuneration of more than Euro 25,000 or having a termination period of more than three months, a list of which is set forth in SCHEDULE 3.8
(a) (5);

                      (6) workers council agreements and agreements with trade unions, a list of which is set forth in SCHEDULE 3.8 (a) (6);

                      (7) agreements with customers or suppliers which during the last fiscal year resulted in a turnover exceeding Euro 25,000 or which provide for a termination period of more than three months and umbrella agreements with customers or suppliers providing for annual payments exceeding Euro 25,000 or annual receipts exceeding Euro 25,000, a list of which is set forth in SCHEDULE 3.8 (a) (7);

                      (8) rental, leasehold agreements (Pachtvertrage), and leasing agreements providing for annual rent or leasing payments exceeding Euro 25,000, a list of which is set forth in SCHEDULE 3.8 (a) (8);

                      (9) strategic alliances, joint venture, shareholder agreements and cooperation agreements or other agreements constituting partnerships (BGB-Gesellschaften), a list of which is set forth in SCHEDULE 3.8
(a) (9);

                      (10) purchase orders or other purchase commitments exceeding an amount of Euro 25,000 in each instance, a list of which is set forth in SCHEDULE 3.8 (a) (10);

                      (11) agreements with or obligations towards Seller, a related individual (Section 15 German Tax Code (AO)) or a business associate, or a company in which Seller, directly or indirectly, holds more than 50% of the capital or the voting interests, or which for other reasons is an affiliate (Verbundenes Unternehmen) (Section 15 German Stock Corporation Act) (AktG) of Sellers or a related individual ("RELATED PARTY Transactions"), a list of which is set forth in SCHEDULE 3.8 (a) (11);

                      (12) agreements on the acquisition or the sale of real estate or similar rights (grundstucksgleiche Rechte) not yet fully performed, a list of which is set forth in SCHEDULE 3.8 (a) (12);

                      (13) agreements on the acquisition of the business (Betrieb) or part of the business (Teilbetrieb) of other companies not yet fully performed, a list of which is set forth in SCHEDULE 3.8 (a) (13);

                      (14) agreements on the acquisition of participations in other companies or agreements to make capital contributions to any company not yet fully performed, a list of which is set forth in SCHEDULE 3.8 (a) (14);

                      (15) agreements on mergers (Section 1 German Merger Act
(UmwG)) not yet registered in the Commercial Register, a list of which is set forth in SCHEDULE 3.8 (A) (15);

                      (16) agreements improving any restriction on the Company to compete with any third party, to acquire any products or services from any third party, to sell any products to or perform any services for any third party or to develop any technology a list of which is set forth in SCHEDULE 3.8 (a)
(16);

                      (17) any agreements not yet fully performed (other than agreements falling under any of the categories under (i) through (xvi) above) involving a consideration or liability per agreement of more than Euro 25,000 per annum or providing for performance beyond December 31, 2000, a list of which is set forth in SCHEDULE 3.8 (a) (17);

                      (18) any agreements and/or obligations outside of the ordinary course of business (au(beta)erhalb des gewohnlichen
Geschaftsbetriebes), a list of which is set forth in SCHEDULE 3.8 (18);

               (b) In Full Force and Effect, At Arm's Length. The Material Agreements are in full force and effect and, to the Knowledge of each of the Sellers are enforceable against the parties thereto in accordance with their terms and will continue to exist unaltered, except for changes in the ordinary course of business. No circumstance exists that will, or could reasonably be expected to give any Party to the Material Agreements the right to terminate or modify the Material Agreements, in particular not as a result of the transactions contemplated under this Agreement.

               All Related Party Transactions are performed at arm's length terms.

               (c) Compliance with All Obligations. The Company and the Subsidiaries have performed and complied with all obligations under the Material Agreements and have done everything which is necessary in order to be in a position to meet the obligations under the Material Agreements when they become due. Neither the Company nor any of the Subsidiaries has received any written information regarding any actual or possible violation or breach of any Material Agreement.

        3.9 Intellectual Property Rights.

               (a) Intellectual Property Rights Specified. There are no patents, utility models (Gebrauchsmuster), design patents (Geschmacksmuster), trade marks, copyrights, software and other intellectual property rights (gewerbliche Schutzrechte) ("INTELLECTUAL PROPERTY RIGHTS"), owned, used or licensed by the Company or any of the Subsidiaries or necessary for the Business, other than those set forth in SCHEDULE 3.9 (a).

               (b) Infringement, Unrestricted Title. To the Knowledge each of the Sellers, the Intellectual Property Rights do not infringe on any third party rights nor can any third party claim the invalidity or unenforceability of any of the Intellectual Property Rights, and the Company and the Subsidiaries hold the unrestricted title to the Intellectual Property Rights.

               (c) License Agreements. Except as set forth in SCHEDULE 3.9 (c), the Company, the Subsidiaries and PSi have not concluded any license agreements regarding Intellectual Property Rights as licensor or licensee, except for standard software licenses. In addition, neither the Company nor any of the Subsidiaries is party to an obligation to transfer or encumber any of such Intellectual Property Rights.

               (d) Intellectual Property Rights Are Valid, No Challenges. Neither the validity of the Intellectual Property Rights nor the Company's or any of the Subsidiaries' rights in the Intellectual Property Rights is subject of any current, pending or threatened challenge, claim or proceeding, and has not been during the preceding three (3) years; all steps which are necessary to maintain the Intellectual Property Rights have been taken, including the payment of any public fees.

               Each item of Company or Subsidiary registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such registered Intellectual Property owned by the Company and the Subsidiaries have been paid and all necessary documents and certificates in connection with such registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company or any of the Subsidiaries within 60 days of the Signing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Intellectual Property Rights. For each product, technology or service of the United States Subsidiary that constitutes or includes a copyrightable work, such Subsidiary has registered the copyright in the latest version of such work with the United States Copyright Office. In each case in which the Company or any of the Subsidiaries has acquired any Intellectual Property rights from any person, the Company or such Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights to the Company or such Subsidiary and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company or such Subsidiary has recorded each such assignment with the relevant governmental authorities, including the United States Patent and Trademark Office, the United States Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

        3.10 Real Property. Neither the Company nor any of the Subsidiaries owns any real property, nor has it ever owned any real property. SCHEDULE 3.10 sets forth a list of all real property currently leased by the Company and each of the Subsidiaries, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or any of the Subsidiaries or, to the Knowledge of each of the Sellers, by any other party.

        3.11 Assets.

               (a) Ownership, Good Condition. The Company and the Subsidiaries own all assets (Anlagevermogen) and inventories (Umlaufvermogen) necessary for carrying out the Business and all such assets and inventories are in a condition which is adequate to carry on the Business in the ordinary course of business.

               (b) Good Working Order. The Company's and the Subsidiaries' equipment is in a good working order and repair (normal tear and wear excepted), and each item is fit for its intended use.

               (c) No Encumbrances. There are no encumbrances on the assets and inventories of the Company and the Subsidiaries other than title retention rights incurred in the ordinary course of business, except as set forth in
SCHEDULE 3.11(c).

               (d) Customer Information. Each of the Company and the Subsidiaries has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "CUSTOMER INFORMATION"). No person other than the Company or the Subsidiaries possesses any claims or rights with respect to use of the Customer Information.

        3.12 Permits and Licenses, Compliance with Laws, Public Subsidies.

               (a) Permits. Each of the Company and the Subsidiaries is in possession of all permits and licenses (offentlich-rechtliche Erlaubnisse) which are necessary to conduct its business as currently conducted (collectively, the "PERMITS"). The Permits are in full force and effect (bestandskraftig), are not challenged (angefochten) by any third party, and there are no circumstances which would justify such a challenge. No proceedings regarding a revocation (Widerruf) or withdrawal (Rucknahme) of any Permit have been initiated or threatened, and there are no circumstances which would justify the initiation of such proceedings.

               (b) Full Compliance. The Company and the Subsidiaries are in full compliance with the Permits, including any ancillary provisions
(Nebenbestimmungen) thereto, and all applicable statutory provisions or public ordinances (gesetzlichen oder behordlichen Bestimmungen) of any jurisdiction.

               (c) Administrative or Criminal Investigations. Except as set forth in SCHEDULE 3.12 (c), the Company and the Subsidiaries are not subject to any administrative or criminal investigation, no such investigation has been threatened and there are no circumstances which would justify the initiation of such an investigation.

               (d) Public Law Agreements. Except as set forth in SCHEDULE 3.12
(d), neither the Company or nor any of the Subsidiaries has entered into any public law agreements (offentlich-rechtliche Vertrage).

               (e) Public Subsidies. Except as set forth in SCHEDULE 3.12 (e), neither the Company nor any of the Subsidiaries has been granted any public subsidies (Subventionen). The administrative orders granting any subsidies to the Company or the Subsidiaries (Subventionsbescheide; the "SUBSIDY GRANTS") are in full force and effect, are not challenged by any third party, and there are no circumstances which would justify such a challenge. No proceedings regarding a revocation or withdrawal or any Subsidy Grants have been initiated or threatened, and there are no circumstances which would justify the initiation of such proceedings. The Company and the Subsidiaries are in full compliance with the Subsidy Grants, including any ancillary provisions thereto. No subsidies received by the Company are due for repayment.

        3.13 Litigation. Except as set forth in SCHEDULE 3.13, there are no court litigation, arbitration, governmental investigations or inquiries, or administrative procedures pending or threatened by or against the Company or any of the Subsidiaries, nor is the Company or any of the Subsidiaries subject to any adverse court or governmental order or ruling, and to the Knowledge of each of the Sellers, no event has occurred which could reasonably be expected to result in any claims, litigation, governmental investigations or inquiry or administrative procedures against or involving the Company or any of the Subsidiaries.

        3.14 Insurance. The Company and the Subsidiaries maintain in full force and effect for its own benefit, policies of insurance valid for a period of at least four (4) months after the Closing Date against property damage, personal injury, product liability and other business risks, which are usually insured by companies which conduct the Business as conducted by the Company and the Subsidiaries. The coverage limits of such insurance are sufficient based on the Company's and the Subsidiaries' assets, properties and Business; no claims under any such insurance policies currently exist and there are no facts which give rise to such claims. A list of such policies (including insured risk, policy number, insurance company, term, annual premium) is set forth in SCHEDULE 3.14
(a); SCHEDULE 3.14 (b) contains a list of all claims brought under such insurance policies exceeding Euro 5,000 in each case during the last three (3) years, none of which have been denied.

        3.15 Employees.

               (a) List of Employees. SCHEDULE 3.15 (a) contains a correct and complete list of all employees (Arbeitnehmer) of the Company and the Subsidiaries. Neither the Company nor any of the Subsidiaries employs any employees other than the employees listed therein.

               (b) List of All Arrangements. SCHEDULE 3.15 (b) contains a correct and complete list of all arrangements, whether of an individual or collective nature and including arrangements based on works custom (betriebliche Ubung), regarding (i) special payments such as anniversary, holiday or jubilee payments, bonuses and other incentives, and stock option, stock appreciation or similar rights (the "EMPLOYEE BENEFITS") and (ii) pensions (betriebliche Altersversorgung) ("PENSIONS"), under which the Company or any of the Subsidiaries has any obligations. The Company and the Subsidiaries are not obliged to provide any Employee Benefits or Pensions other than those listed therein. All obligations for payments and contributions with respect to Employee Benefits and Pensions have been paid by the Company and the Subsidiaries. The present value (Barwert) of the Employee Benefits and Pensions which the Company or any of the Subsidiaries is obliged to provide is fully provided for in the Accounts.

               (c) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by this Agreement.

               (d) Employment Matters. Each of the Company and the Subsidiaries:
(i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages, hours vacation, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Knowledge of each of the Sellers, threatened or reasonably anticipated claims or actions against the Company or any of the Subsidiaries under any worker's compensation policy or long-term disability policy.

               (e) Labor. No work stoppage or labor strike against the Company or any of the Subsidiaries is pending or, to the Knowledge of each of the Sellers, threatened or reasonably anticipated. None of the Sellers has any Knowledge of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of each of the Sellers, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including without limitation charges of unfair labor practices or discrimination complaints.

               (f) No Interference or Conflict. To the Knowledge of each of the Sellers, no shareholder, officer, employee or consultant of the Company or any of the Subsidiaries is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or any of the Subsidiaries or that would interfere with the Company's or any of the Subsidiaries' business. To the Knowledge of each of the Sellers, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's and the Subsidiaries' business as presently conducted or as proposed to be conducted, nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's or the Subsidiaries' business as presently conducted or proposed to be conducted, will in any material respect conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

        3.16 Warranties, Product Liability. There are no product liability, warranty or other similar claims pending against the Company or any of the Subsidiaries, and the none of the Sellers has any Knowledge of any product or service defects which could give rise to any such liabilities or claims.

        3.17 Restriction on Business Activities. There is no agreement (non competition or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of the Subsidiaries is a party or otherwise binding upon the Company or any of the Subsidiaries which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of the Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of the Subsidiaries, the conduct of business by the Company or any of the Subsidiaries or otherwise limiting the freedom of the Company or any of the Subsidiaries to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, neither the Company nor any of the Subsidiaries has entered into any agreement under which the Company or any of the Subsidiaries is restricted from selling, licensing or otherwise distributing any of its respective technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

        3.18 Interested Party Transactions. No officer, director or, to the Knowledge of each of the Sellers, shareholder has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 3.18.

        3.19 Accounts Receivable.

               (a) Accounts Receivable, German GAAP, No Liens. The Sellers have made available to Purchaser and its accountants a list of all accounts receivable of the Company and the Subsidiaries as of the Signing Date, together with a range of days elapsed since invoice. All of the Company's and the Subsidiaries' accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with German GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to April 30, 2001, as reflected on the books and records of the Company. No person has any Lien on any of the Company's or the Subsidiaries' accounts receivable and no request or agreement for deduction or discount in any material respect has been made with respect to any of the Company's or the Subsidiaries' accounts receivable, except as set forth in SCHEDULE 3.19(a).

               (b) Customer List. SCHEDULE 3.19 (b) sets forth the customers of the Company and the Subsidiaries, as well as the aggregate dollar amount of business between the customer and the Company, from the beginning of fiscal year 1999 to date. Neither the Company nor any of the Subsidiaries has received any customer complaints that the Company has not been able to address to the satisfaction of the complainant.

        3.20 Bank Accounts. SCHEDULE 3.20 sets forth all bank accounts of the Company and the Subsidiaries, including name of bank, account numbers, locations and names of the persons authorized to withdraw funds, sign cheques or otherwise have access to such accounts.

        3.21 Certain Business Practices. The Sellers, the Company and the Subsidiaries, and to the Knowledge of each of the Sellers, each director, authorized agent or employee of the Company has not, directly or indirectly, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, (c) made any other unlawful payment, or
(d) established or maintained any fund or asset that has not been recorded in the books and records of the Company or the Subsidiaries.

        3.22 Finders' Fees and Management Incentives. Except as set forth in
SCHEDULE 3.22 the neither the Company nor any of the Subsidiaries has (i) incurred any obligation for brokerage or finders' fees or agents' commissions or similar payments and (ii) provided to its managing directors or employees any bonus payments or other special incentives in connection with this Agreement.

        3.23 Representations and Warranties relating to the Asset Purchase Agreement of October 21, 1999.

               (a) Third Party Agreement. On October 21, 1999, the Company and PSi Printer Systems International concluded an asset purchase deal (the "ASSET DEAL") with NSM Jukebox GmbH and NSM AG in which NSM Jukebox GmbH sold nearly all of its assets to the Company. Pursuant to the Asset Deal, all contracts between NSM Jukebox GmbH and third parties were transferred to the Company. The Sellers guarantee that all such third parties agreed to this transfer.

        3.24 Certain Tax Matters.

               (a) Neither the Company nor any of the Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement, or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Acquisition.

               (b) Neither the Company nor any of the Subsidiaries (other than NSM Jukebox, Inc.) is "engaged in a trade or business within the United States" or maintain a "permanent establishment" in the United States. Neither the Company nor any of the Subsidiaries has a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention.

        3.25 Absence of Material Changes. Except as disclosed in SCHEDULE 3.25, since December 31, 2000,

               (i) the Company and the Subsidiaries have continued to conduct their operations in all material respects in the ordinary course of business and consistent with past practices and as a going concern, in particular with respect to investment policies, order-intake policies, repayment and claims procedures;

               (ii) the remuneration payable to the managing directors, officers, employees, agents or consultants have not been increased outside the ordinary course of business;

               (iii) neither the Company nor any of the Subsidiaries has incurred any material liabilities, disposed of or used as security any material asset, or entered into any other material transactions;

               (iv) there has not been any material loss or damage to, or any material interruption in the use of any of the Company's or the Subsidiaries' material assets;

               (v) no Material Agreements of the Company or the Subsidiaries have been amended in any material respect;

               (vi) neither the Company nor any of the Subsidiaries has made any capital expenditure (Ausgaben zur Anschaffung von Anlagevermogen) which, when added to all other capital expenditures made by the Company since December 31, 2000 exceeds Euro 5,000;

               (vii) neither the Company nor any of the Subsidiaries has paid any dividends or has made any hidden profit distributions;

               (viii) there has not been any material adverse change, either individually or in the aggregate, in the assets, financial situation or operational results (Vermogens-, Finanz-, Ertragslage) or Business of the Company and the Subsidiaries and no event has occurred that could reasonably be expected to result in such material adverse changes.

        3.26 No Untrue Statement. No representation or guarantee by Sellers in this Agreement or disclosure in the Disclosure Schedule contains any untrue statement of a material fact or fails to contain any material fact necessary in order to make the statements therein not misleading. Except as disclosed in this Agreement and the Disclosure Schedule, there are no events or other facts which, either individually or in the aggregate, might give rise to circumstances or conditions which could have a Material Adverse Effect, or, if known to Purchaser, might reasonably cause Purchaser not to proceed with the signing of this transaction.

                                    SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Except as disclosed in writing referring specifically to the representations and warranties made in this Agreement that specifically identifies the section and subsection to which such disclosure relates and that is delivered to the Company and Sellers prior to the date of this Agreement (the "PURCHASER DISCLOSURE SCHEDULE"), Purchaser hereby represents and warrants to the Company and Sellers that on the date hereof as follows:

        4.1 Organization, Standing and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Purchaser has the corporate power to own its properties and to carry on its business as currently conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), results of operations or capitalization of Purchaser (a "PURCHASER MATERIAL ADVERSE EFFECT"); provided, however, changes in the trading prices of Purchaser Common Stock (in and of itself) shall not be deemed a Purchaser Material Adverse Effect.

        4.2 Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser. As of the date hereof, this Agreement and the Acquisition have been approved by the Board of Directors of Purchaser. This Agreement and any Related Agreement to which Purchaser is a party have been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        4.3 Acquisition Shares. The Acquisition Shares to be issued pursuant to the Acquisition will be duly authorized, validly issued, fully paid, non-assessable, free of any Liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the Articles of Incorporation or Bylaws of Purchaser as currently in effect or any agreement to which Purchaser is a party or is bound and will be issued in compliance with federal and state securities laws as well as laws of the State of California applicable to Purchaser.

        4.4 No Conflict. The execution and delivery by Purchaser of this Agreement and any Related Agreements to which Purchaser is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Articles of Incorporation or Bylaws, of Purchaser, as currently in effect, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Purchaser or any of its respective properties or assets are subject and which has been filed as an exhibit to Purchaser's filings under the Securities Act or Exchange Act, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its properties or assets, except in each case where such Conflict will not have a Purchaser Material Adverse Effect.

        4.5 Consents. No consent approval, order or authorization of or registration, declaration or filing with any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, except for (i) the filing, if any, of a Form 8-K with the SEC and with National Association of Securities Dealers ("NASD"), (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Purchaser Material Adverse Effect and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

        4.6 SEC Documents; Purchaser Financial Statements. Purchaser has made available to the Company a true and complete copy of its annual report on Form 10-K for the year 2000 and other reports and registration statements filed by Purchaser with the SEC subsequent thereto (the "PURCHASER SEC DOCUMENTS"). As of their respective filing dates, Purchaser SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Purchaser SEC Documents, and none of Purchaser SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Purchaser SEC Document. The financial statements of Purchaser included in Purchaser SEC Documents (the "PURCHASER FINANCIAL STATEMENTS") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, to the extent permitted by the Exchange Act or regulations promulgated thereunder) and fairly presented the consolidated financial position of Purchaser and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Purchaser's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, normal and recurring year-end audit adjustments).

        4.7 No Undisclosed Liabilities. Purchaser has no liabilities, indebtedness, obligations, expenses, claims, deficiencies, guaranties or endorsements of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with United States GAAP), which individually or in the aggregate (i) have not been adequately reflected in its balance sheet dated as of December 31, 2000, or (ii) have not arisen in the ordinary course of business consistent with past practices since December 31, 2000 and which are not, individually or in the aggregate, material.

        4.8 Litigation. There is no action, suit, claim or proceeding of any nature pending, or to the knowledge of Purchaser, threatened against Purchaser, its properties (tangible or intangible) or any of its officers or directors, nor is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser, any of its properties (tangible or intangible) or any of its officers or directors by or before any Governmental Entity, nor is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of Purchaser to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

        4.9 Sellers' Remedies. In the event that Purchaser breaches any of the representations and warranties under this Section 4, Purchaser shall put Sellers in the same financial position they would have been in if the representation or guarantee had been duly fulfilled (Schadensersatz in Geld wegen Nichterfullung, Section 249 sentence 2 German Civil Code (BGB)).

                                    SECTION 5

                              ADDITIONAL AGREEMENTS

        5.1 Access to Information. The Sellers shall afford Purchaser and its accountants, counsel and other representatives, reasonable access during the period prior to the Closing Date to (i) all of the Company's properties, books, contracts, commitments and records, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Purchaser may reasonably request, and (iii) all employees of the Company as identified by Purchaser; provided, however, that the Company shall not be required to provide its source code until the Closing. The Sellers agree to provide to Purchaser and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition in accordance with the terms and provisions of this Agreement.

        5.2 Expenses. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition, including without limitation all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses.

        5.3 Exemption from Registration. The Parties expect that the Acquisition Shares to be issued in connection with the Acquisition will be issued in a private placement transaction exempt from registration under the Securities Act. All certificates evidencing the Acquisition Shares shall bear the following legends:

                "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD

                ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THESE SECURITIES FURTHER AGREES NOT TO ENGAGE IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES UNLESS SUCH TRANSACTIONS MEET THE REQUIREMENTS AND COMPLY WITH THE SECURITIES ACT."

        5.4 Employee Benefits. From and after the Closing Date, Company employees will be provided with employee benefits that are substantially similar as those provided to employees of Purchaser who are similarly situated; provided, however, that Purchaser will issue options exercisable for Purchaser Common Stock to such Company employees at the complete discretion of Purchaser's Board of Directors at such times as it deems appropriate. Purchaser shall cause employees of Company and each the Subsidiaries to be credited with service with the Company or such Subsidiary for purposes of eligibility under each employee benefit plan maintained by Purchaser or its subsidiaries after the Closing Date to the extent of their service with the Company or such Subsidiary; provided, however, that such service shall not be recognized to the extent that such recognition would result in duplication of benefits; and provided further, however, that such service shall not be recognized for purposes of vesting of stock options under Purchaser's stock option plan.

        5.5 Employment-Related Matters. The Sellers shall cause the Company to use commercially reasonable efforts to cause each of its employees to accept the offer of employment made by Purchaser, including without limitation executing and delivering Purchaser's standard confidentiality, proprietary information and assignment of inventions agreement, and shall use its best efforts to cause each Key Employee to execute the Employment Agreement.

        5.6 Source Code. The Company shall deliver to Purchaser the source code for all Company software on or immediately prior to the Closing Date.

        5.7 Working Capital Contributions. Purchaser agrees to procure to invest and make available to Purchase and/or Company a total of U.S. $2.5 million as equity investment for the new combined business of the Purchaser and the Company from the Signing Date through December 31, 2001.

        5.8 Securities Filings and Other Requirements. The Sellers agree to cooperate with Purchaser and its auditors in the preparation and filing of (i) a Form 8-K with the SEC and with the NASD, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iii) other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Purchaser Material Adverse Effect and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

        5.9 Company Operation of Business. Except as may be contemplated by this Agreement, during the period from the Signing Date to the Effective Date, the Sellers shall cause each of the Company and the Subsidiaries to use its commercially reasonable efforts to conduct its operations in the ordinary course of business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization, keep its physical assets in good working conditions, keep available the services of its current employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the effective date, the Sellers shall cause each of the Company and the Subsidiaries not to, without the written consent of
Purchaser:

               (a) Issue or sell, or redeem or repurchase, any Company Shares or other securities of the Company or any rights, warrants or options to acquire any securities;

               (b) Split, combine or reclassify any Company Shares or other securities of the Company, or declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of its share capital;

               (c) Create, incur or assume any indebtedness for borrowed money (including obligations in respect of capital leases other than pursuant to capital leases already in existence as of the date of this Agreement), or assume, guarantee, endorse or otherwise become liable or responsible (whether directly or indirectly) for the indebtedness for borrowed money of any other person or entity, or make any loans, advances or capital contributions to, or investments in, any other person or entity;

               (d) Enter into, adopt or amend any Company Employee Plan or Employee Benefits or Pension arrangements or (except for normal increases in the ordinary course of business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of its officers, directors or employees, generally or individually, or pay bonus or other benefits to its officers, directors or employees (except for existing payment obligations listed in Schedule 3.15(b) of the Disclosure Schedule and bonuses to existing officers and employees that are consistent with bonus awards and programs in effect as of the date of this Agreement);

               (e) Acquire, sell, lease, license, dispose of any assets or properties (including, without limitation, any Subsidiary Shares or other equity interests in or securities of any of the Subsidiaries) other than acquisitions, sales, leases, licenses or dispositions of assets or property in the ordinary course of business;

               (f) Except pursuant to any capital leases existing as of the date of this Agreement, mortgage or pledge any of its property or assets or voluntarily subject such property or assets to any Lien;

               (g) Discharge or satisfy any Lien or pay any obligation or liability other than in the ordinary course of business;

               (h) Amend its articles of association or similar organizational documents;

               (i) Change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in German GAAP or U.S. GAAP;

               (j) Enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any Material Agreement;

               (k) Make or commit to make any capital expenditure in excess of Euro 10,000 per item or Euro 25,000 in the aggregate, or such additional amounts which may be approved by Purchaser, other than those commitments or expenditures to which the Company is obligated to pay as of the date hereof;

               (l) Institute or settle any legal proceeding with a third party except cash settlements not to exceed Euro 10,000 individually and in the aggregate; or

               (m) Agree in writing or otherwise to take any of the foregoing actions.

        5.10 Purchaser Operation of Business. Except as may be contemplated by this Agreement, during the period from the Signing Date to the Effective Date, Purchaser shall use its commercially reasonable efforts to conduct its operations in the ordinary course of business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its best efforts to preserve intact its current business organization, keep its physical assets in good working conditions, keep available the services of its current employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.

        5.11 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the Parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the Parties hereto the benefits contemplated by this Agreement; provided, however, that Purchaser shall not be required to agree to any divestiture by Purchaser or the Company, or any of Purchaser's subsidiaries or affiliates, of shares of capital stock, or of any business, assets or property of Purchaser or its subsidiaries or affiliates, or of the Company, the Subsidiaries, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        5.12 Additional Documents and Further Assurances. Each Party hereto, at the request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Acquisition and the transactions contemplated hereby.

                                    SECTION 6

                              CONDITIONS TO CLOSING

        The conveyance, assignment, transfer and sale of the Company Shares as well as Purchaser's obligations under Section 2.3(a) are subject to and conditional upon fulfillment of the following conditions precedent in the sequence as indicated:

        6.1 Release of Pledged Shares. The Company Shares held by PSi shall have been released from all encumbrances pursuant to a relief notice in substantially the form attached as EXHIBIT 6.1, subject to the transfer and delivery of the certificate representing the Purchaser Common Stock due to PSi pursuant to
Section 2.3(a)(1) to Dr. Henrich Schleifenbaum to be held by him on PSi's behalf.

        6.1(a) Certificate of Representation. MK Clobal Ventures LLP shall have provided to PSI a certificate of representation evidencing that Mr. Jesse Johannesen has the power and is authorized to enter in the Put Right Agreement with PSI on behalf of MK Global Ventures LLP.

        6.2 Release of Guarantee. The guarantee (Burgschaften) granted by PSi to Stadtsparkasse Siegen for the benefit of the Company shall have been released pursuant to a release in substantially the form attached as EXHIBIT 6.2.

        6.3 Payments to Sparkasse Siegen. Purchaser shall have performed the obligations set forth in Section 2.3(a)(5).

        6.4 Termination of 401(k) Plan. The 401(k) Plan and Trust and related documents of NSM Jukebox shall have been duly terminated.

        6.5 Form 8-K and Other Filings. All information, including financial information, required to be furnished by the Sellers to Purchaser and its auditors for purposes of the Form 8-K and any other consent, authorization, filing, approval or registration to be made or obtained by Purchaser pursuant to
Section 4.5 shall meet the requirements set forth by the SEC, NASD or other Governmental Entity, as the case may be, for such consent, authorization, filing, approval or registration.

        6.6 Representations, Warranties and Covenants. The Sellers shall have provided to Purchaser a written statement substantially in the form attached as
Exhibit 6.6 dated as of the Closing Date and executed by each of the Sellers stating that the representations and warranties of the Sellers shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date, and that the Sellers shall have complied with all covenants, obligations and conditions to this Agreement required to be performed and complied with by the Sellers as of the Closing Date

        6.7 No Material Adverse Change. There shall have been no material adverse change in the Business, properties, financial condition, assets or liabilities of the Company or any of the Subsidiaries.

        6.8 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect.

        6.9 Related Agreements. Each of the Parties to the Escrow Agreement and Employment Agreements shall execute and deliver a copy of each such agreement to the other parties thereto.

        6.9(a) Articles of Association. Sellers shall have provided to Purchaser a certified copy of the articles of Opus Technologies S.A.

        6.9(b) Termination of employment/service agreement. Eduard Tercic and Erich Waschenbach shall have entered into a termination agreement
(Aufhebungsvertrag) with the company in a form satisfactory to the Purchaser.

        6.10 Payment of Consideration. The Sellers shall have confirmed in writing the receipt of the Aggregate Consideration in accordance with and as determined under Section 2.3(a); provided, however, that Purchaser shall alternatively be entitled to give conclusive evidence of payment to the Sellers of the Aggregate Consideration by written confirmation by the bank handling the delivery of stock certificates pursuant to Section 2.3(a)(1) and the payment of cash pursuant to Section 2.3(a)(2). Purchaser shall give conclusive evidence of the transfer of the Escrow Shares to the Escrow Agent by written confirmation by the Escrow Agent of receipt of the Escrow Shares.

                                    SECTION 7

                              REMEDIES OF PURCHASER

        7.1 Indemnification by the Sellers.

               (a) Damages. In the event that any of the Sellers breaches any of the representations and warranties under Section 3 of this Agreement, the Sellers shall put Purchaser, or at Purchaser's free election as the case may be, the Company, in the same position it would have been in if the representation or warranty had been duly fulfilled (Naturalrestitution, Sections 249 Sentence 1
BGB), or Purchaser, or at Purchaser's free election as the case may be, the Company, may claim damages for non-performance (Schadensersatz wegen Nichterfullung in Geld, Section 249 Sentence 2 BGB). Sections 249 et seq. shall apply. Advantages which result from losses (Vorteilsausgleich) shall be taken into account for purposes of the calculation of the damages as and when they have actually been received.

               (b) Rescission. Purchaser shall have the right to rescind this Agreement (Wandlung) only if any of the Company Shares or a part thereof are not owned by Sellers of the Company or do not comply with the requirements set forth in Section 3.2 (a), (b), (d), (f) and (g).

               (c) Reimbursement of costs. In the event of a rescission pursuant to Section 7.1 (b) above, Sections 346 et. Seq. BGB shall apply; provided, however, that the Sellers shall reimburse Purchaser for all reasonable costs in conjunction with the preparation, negotiation and completion of this Agreement, including all legal, tax and accounting expenses. Sections 351, 352 BGB shall not apply.

               (d) Knowledge. In the event that Purchaser obtains knowledge of a breach by any of the Sellers of any of the representations and warranties contained in Section 3 above, Purchaser will give the Sellers written notice of such breach stating the nature thereof and the amount involved to the extent that such amount has been determined at the time when such notice is given. The representations and warranties of the Sellers contained in Section 3 above shall not apply only to the extent that information on the circumstances which would trigger any claim under any such representations and warranties has been disclosed to Purchaser in this Agreement or any Exhibits hereto. In particular, any due diligence or other investigation or examination by or on behalf of Purchaser shall not affect the representations and warranties of the Sellers contained herein. Sections 377, 378 HGB and 460 and 464 BGB shall not apply.

        7.2 Statute of Limitations.

               (a) Limitation. All claims of Purchaser against the Sellers under Sections 3 of this Agreement shall be time-barred as of the first anniversary of the Closing Date; provided, however, that claims resulting from a breach of
Section 3.2 (a) or 3.2 (b) shall be time-barred pursuant to Section 195 BGB (30 years).

               (b) Tax Indemnification. Claims under Section 8 shall be time-barred six months after the date of the final assessment of the relevant liability, however, no earlier than before the first anniversary date of Closing Date.

               (c) Environmental Indemnification. Claims under Section 9 shall be time-barred as of December 31, 2002.

               (d) Interruption of Warranty Period. The warranty period under
Section 7.2(a), (b) and (c) shall be interrupted by means of a written default notice pursuant to Section 7.1(d) above or through a written notice of acknowledgement of defect (Fehlererkenntnis) by Sellers. Section 217 BGB shall apply accordingly, provided that Purchaser shall file a claim no later than 12 months after the default notice or the notice of acknowledgement of defect.

        7.3 Limitations on Indemnity.

               (a) Maximum Liability. The maximum aggregate amount of Damages for which the Sellers shall be severally and jointly liable for Purchaser Indemnity Claims made pursuant to Section 7.1(a) of this Agreement shall be an amount equal to the Aggregate Consideration multiplied by $2.

The Sellers are entitled to settle claims made by Purchaser by way of delivery of Purchaser Common Stock received as Aggregate Consideration, as payment. The shares are to be unencumbered and free of any liens and third party rights. For this purpose, the number of shares of Purchaser Common Stock to be delivered shall be determined by dividing the amount of the Damages by US $2 per share.

               (b) Individual Liability. No Seller shall be liable under this
Section 7 for an amount greater than that Seller's pro rata share of the Aggregate Consideration.

               (c) Indemnity Threshold. Except as otherwise provided in the immediately following sentence, Purchaser shall not seek, nor be entitled to, indemnification from the Sellers pursuant to Section 7.1(a) until the aggregate amount of Damages incurred or suffered by Purchaser under such section exceeds U.S. $25,000 (the "INDEMNITY THRESHOLD"), and once Purchaser has incurred or suffered aggregate Damages exceeding the Indemnity Threshold, the Purchaser shall be entitled to indemnity for the entire amount of all Purchaser Indemnity Claims. Notwithstanding the foregoing, Damages incurred or suffered by Purchaser in connection with inaccuracies in the representations and warranties set forth in the Representations (Sections 3.1, 3.2, 3.6, 3.9 and 3.12) and any breach of the covenants and agreements of the Sellers contained herein shall be recoverable regardless of whether the Indemnity Threshold has been exceeded and shall not be taken into account when determining whether the Indemnity Threshold has been satisfied.

               (d) Termination. The indemnification obligations of the Sellers under this Section 7 shall terminate as of the dates set forth in Section 7.2 (with exception to the resolution of any pending claims made on or prior to such date).

                                    SECTION 8

                               TAX INDEMNIFICATION

        8.1 Indemnification. The Sellers shall indemnify and hold harmless Purchaser from any taxes and ancillary taxes (Steuern und Steuerliche Nebenleistungen, Section 3 German Tax Procedures Act (AO) or equivalent in the jurisdiction applicable to any of the Subsidiaries), duties or social security contributions (collectively, "TAXES"), which relate to the time period prior to the Closing Date, to the extent that such Taxes have not been specifically provided for in the Accounts, and any damages and expenses, including interest, penalties and advisory fees arising from the non-payment of such Taxes prior to such date. In the event that an additional tax liability shall be assessed for any period until the Closing Date for which the Sellers are responsible as set out above and to the extent that such tax liability results in a corresponding tax benefit to the Company or any of the Subsidiaries after the Closing Date, then the Sellers shall be entitled to receive such corresponding benefits as and when they are received, to the extent they are received within a period of three years after the Closing Date. The tax benefits shall be deemed received when it is reflected on a final tax assessment.

        8.2 Participation Rights. The Sellers have the right to participate in field tax audits (steuerliche Au(beta)enprufung), wage tax audits, including social security audits and other audits of the taxes of the Company and the Subsidiaries relating to the time period prior to the Closing Date. The Sellers shall participate through an auditor or tax advisor who shall exercise the Sellers' rights. The Sellers shall furthermore have the right to request the filing of appeals against the assessment of taxes and duties, which result from such audits at his own expense, unless such appeal has a negative impact on material interests of the Company or Purchaser. In the event that the Sellers elect to exercise such right, Purchaser shall make available to the Sellers or cause to make available all relevant documentation reasonably necessary for any instructions on the filing of appeals.

                                    SECTION 9

                          ENVIRONMENTAL INDEMNIFICATION

        9.1 Definition.

               (a) "ENVIRONMENTAL LIABILITIES" shall mean

                      (1) any costs and expenses (including attorneys fees and expenses as well as fines and penalties), liabilities, losses, or damages of any nature whatsoever and

                      (2) which arise as a result of

                                (i) any release or threatened release of any substance, material or any other emission, including but not limited to vibrations, electro-magnetic waves, x-rays, magnetic field and noise into the environment, the neighborhood or on the real estate owned, used or previously owned or used by the Company or by the Subsidiaries or the Business, or

                                (ii)    the failure to obtain, maintain and
                                        effect or comply with any permit,
                                        license, consent, applicable law or
                                        regulation pertaining to the
                                        environment,

in each case regardless of the legal basis therefore and regardless of whether such basis existed in that form or to that extent or with the then relevant thresholds or levels on or prior to the Closing Date.

        9.2 Sellers' Indemnification of Purchaser. The Sellers shall indemnify and hold harmless Purchaser from any Environmental Liabilities resulting from any acts, omissions or circumstances caused or existing prior to the Closing Date, in which respect the Sellers shall bear all Environmental Liabilities regardless of when such liabilities arise.

        9.3 Purchaser's Indemnification of Sellers. Purchaser shall indemnify and hold harmless the Sellers from any Environmental Liabilities resulting from any acts, omissions or circumstances caused or existing on or after the Closing Date and not already caused or existing prior to the Signing Date. If any building, machine or other piece of equipment used in the Business which was in compliance with applicable law at the time the transfer of the Shares became effective, is required to be modified or replaced due to a change of law or regulation after the Closing Date, all costs, expenses and losses associated therewith shall be borne by Purchaser.

        9.4 Prorated Indemnifications. With respect to Environmental Liabilities resulting both from (i) acts, omissions and circumstances caused or existing prior to the Closing Date and (ii) acts, omissions and circumstances caused or existing on or after the Closing Date, the Sellers and Purchaser shall bear the respective liability prorated in relation to the degree of level which was caused or existing (a) prior to or (b) on or after the Closing Date.

        9.5 No Proof of Responsibility. If it cannot be proven by either Party that the respective liability results from an act, omission or circumstances for which, pursuant to Sections 9.2 and 9.3, the other Party is responsible, or if it cannot be proven for which level or degree the respective other party is responsible pursuant to Section 9.4, then the respective Environmental Liability shall be prorated between the Sellers and Purchaser as follows:

          YEAR OF DISCOVERY AFTER THE
                  CLOSING DATE                SHARE OF SELLERS          SHARE OF PURCHASER
          ---------------------------         ----------------          ------------------
                     0 -- 1                         100%                        0%

                     1 - 2                           80%                       20%


        9.6 Remedial Action. The Sellers undertake to carry out at their own cost and expense the remedial action described in SCHEDULE 9.6.

        9.7 Sellers' Indemnification Subject to Certain Conditions. The indemnification by the Sellers provided in this Section 9 is subject to the following conditions:

               (i) The Environmental Liabilities are a result of legally enforceable regulations or judicial or administrative orders or judgments arising out of actions brought by any governmental agency or any other person not a party to this Agreement against Purchaser or the Company, and Purchaser has provided the Sellers with notice of such actions and has allowed the Sellers the right, at the Sellers' own election to participate in the defense against such claim or action, provided, however, that the Sellers shall control the relevant proceedings at their own cost if the Sellers accept that they will have to bear more than 50% of the relevant Environmental Liability, and then Purchaser shall have the right to participate in the defense against such claim or action; or

               (ii) The Environmental Liabiliaties (1) are the result of a negotiated judicial or administrative consent agreement, decree, permit, or remedial plan, or (2) are voluntarily incurred for environmental remedial actions, in each case reasonably necessary to prevent a legally enforceable judicial or administrative obligation; provided that before Purchaser or the Company incurs such Environmental Liabilities, Purchaser shall have provided the Sellers with written notice of the need for such actions, subject to this
Section 9.7, allowed the Sellers the right to undertake such remedial action or, in the case of a consent agreement or decree, allowed the Sellers the right to participate in any attempt to negotiate the terms of such agreement or decree in the case of voluntarily incurred Environmental Liabilities; provided, however, that the Sellers shall have the right to control the relevant proceedings at its own cost if the Sellers accept that it will have to bear more than 50% of the relevant Environmental Liability, and Purchaser shall have the right to participate in the defense against such claim or action, and allow Sellers the opportunity to explore with Purchaser alternative courses of action mutually agreeable to both Parties; and provided further that notwithstanding the foregoing, the obligation of the Parties to mitigate damages shall always apply; or

               (iii) The Environmental Liabilities are the result of any actions of Purchaser or the Company to avert an imminent danger (Bei Gefahr im Verzug).

               In the event of an indemnification under this Section 9 for which the Sellers' share of the Environmental Liability is 50% or more, Purchaser shall allow the Sellers, at the Sellers' election, to conduct and control the remedial actions, provided, however, that in such circumstances Purchaser and the Company shall have the right to participate in the Sellers' actions and the parties shall discuss any work plan prior to its implementation. If the Sellers conduct and control remedial actions, they shall use their commercially reasonable efforts not to interfere with the business of the Company. This
Section 9.7 does not apply in case of imminent danger.

                                   SECTION 10

                                   NON-COMPETE

        10.1 Scope. The Sellers are prohibited for a period of two (2) years after the Closing Date to

               (i) directly or indirectly compete with the Company or any of the Subsidiaries (whether as an employee, a consultant, a contractor or otherwise) (or hold a direct or indirect participation in a competitor of the Company or any of the Subsidiaries). In particular, the Sellers shall not influence or attempt to influence any party who or which is a contracting party of Purchaser, the Company or any of the Subsidiaries to terminate any written or oral agreement relating to the Business. The prohibition does not apply to any capital participation in a publicly listed corporation with a capital participation of less than 5%;

               (ii) directly or indirectly solicit or seek to solicit employees of Purchaser, the Company or any of the Subsidiaries or assist third parties in such solicitation; influence or attempt to influence any such employee to terminate his or her employment with Purchaser, the Company or any affiliated company of the Company;

               (iii) directly or indirectly solicit or seek to solicit current or future customers of the Company or any of the Subsidiaries.

The non-compete obligation is limited to the Business of the Company and the Subsidiaries.

        10.2 Geographical Scope. The non-compete obligation is geographically limited to the following countries: Germany, Great Britain and the United States.

        10.3 Penalty. For every breach of his obligations under this Section 10, Sellers shall pay to Purchaser a contractual penalty of Euro 500,000, notwithstanding any claims for any higher damages incurred due to such breach.

                                   SECTION 11

                                 CONFIDENTIALITY

        The Sellers agree to hold in strict confidence and not to disclose to any third party any confidential business information on the Company, in particular any customer data regarding Purchaser, the Company or any affiliated companies of the Company or Purchaser. Information shall not be deemed confidential for the purposes of this Agreement if the Sellers can prove that such information:

                (i) is already in the public domain or generally available to the public;

                (ii) has become available to the public without any effort of the Sellers;

                (iii) has been in possession of the Sellers at a time prior to the date of this Agreement.

If any of the Sellers should breach any of its obligations set forth under this
Section 11, such Seller shall be liable to pay to Purchaser a contractual penalty in the amount of Euro 100,000 for each case of default, notwithstanding any other claims arising out of such breach.

                                   SECTION 12

                               GENERAL PROVISIONS

        12.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

               (a)    if to Purchaser, to:

                      Disc, Inc.
                      372 Turquoise Street
                      Milpitas, CA  95035
                      U.S.A.
                      Attention:  J. Richard Ellis
                      Telephone No.:  408-934-7000
                      Facsimile No.:  408-934-7007
                      with a copy to:

                      Baker & McKenzie
                      Doser Amereller Noack
                      Bethmannstra(beta)e 50-54
                      60311 Frankfurt am Main
                      Germany
                      Attention:  Dr. Olaf Gerber
                      Telephone No.: 49-69-299-080
                      Facsimile No.: 49-69-299-108

                      and with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      650 Page Mill Road
                      Palo Alto, California 94304
                      U.S.A.
                      Attention:  John T. Sheridan, Esq.

                      Telephone No.:  650-493-9300
                      Facsimile No.:  650-493-6811

               (b)    if to the Sellers or the Sellers' Representative, to:

                      PSi Printer Systems International GmbH
                      Eiserfelderstrasse 316
                      57080 Siegen
                      Germany
                      Attention:  Eduard Tercic
                      Telephone No.:  49-271-3597-200
                      Facsimile No.:  49-271-3597-290

                      with a copy to:

                      Schleifenbaum, Adler & Partner
                      Hindenburgstrasse 1
                      57072 Siegen
                      Germany
                      Attention:  Dr. Henrich Schleifenbaum
                      Telephone No.:  49-271-232700
                      Facsimile No.:  49-271-21759

        12.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Where a German term has been inserted in parentheses, it alone (and not the English term to which it relates) shall be authoritative for the purpose of the interpretation of the relevant English term in this Agreement.

        12.3 Counterparts. This Agreement may be executed in one or more counterparts (Ausfertigungen).

        12.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Disclosure Schedule, the Related Agreements and other agreements among the Parties hereto referenced herein: (i) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the Parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise, except that Purchaser may assign its rights and delegate its obligations hereunder to its affiliates.

        12.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent practicable within applicable law, the economic, business and other purposes of such void or unenforceable provision.

        12.6 Other Remedies. Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        12.7 Implementation. The Parties shall do everything which is necessary or beneficial in order to implement this Agreement and the transactions contemplated herein, in particular sign all documents and make all filings before public authorities.

        12.8 Notary Fees. Any notary fees and transfer taxes in connection with the execution of this Agreement and the consummation of the Acquisition shall be borne by Purchaser.

        12.9 Governing Law, Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the Parties hereto irrevocably consents to the exclusive jurisdiction of Frankfurt am Main, Germany, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the Federal Republic of Germany for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

        12.10 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and the Related Agreements and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        12.11 Attorneys' Fees. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any Party hereto, the prevailing Party shall be entitled to recover reasonably attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled.

                                       II.



The notary instructed the persons appearing with respect to the following:

(a) that pursuant to Section 16 GmbH-Law the transfer of the GmbH-share must be notified to the company by attaching a certified copy of the deed;

(b) the buyer of a GmbH share is liable for any cash contributions not made by the Seller or any capital repaid to the Seller unless by way of ordinary capital reduction;

(c) the notary will notify the tax authorities about the assignment of the GmbH shares and that notwithstanding the above the general managers of the Company are obligated to file a new list of shareholders with the Commercial Register.

(d) That the Federal or State Laws of the United States of America might apply to this agreement or one of the ancillary agreements. The notary does not know the Laws of the United States of America and recommended that the parties asked a competent attorney at law or another expert about the application and the content of the Laws of the United States of America to this agreement and the ancillary agreements. The parties did not want to consult such expert and asked the notary to proceed with the recording.

(e) All parties hereto confirm, that the attachments no. 8 was laid open during the entire recording and they ratify and consent to all declarations made in such attachment. The parties hereto explicitly waive their right to have the attachment read aloud.

        All attachments are part of this deed.




                                      IN WITNESS WHEREOF,
                                       this Agreement, including the disclosure
        letter and the attached Exhibits hereto, were read aloud to the persons appearing by the notary, were approved by the persons appearing and thereafter signed by the persons appearing and the notary in their own hand.


        /s/  Erich Waschenbach                /s/  Wilfried Beckmann
        -----------------------------         ---------------------------------

        /s/  Eduard Tercic                    /s/  Horst Schellong
        -----------------------------         ---------------------------------

        /s/  J. Richard Ellis                 /s/  Reinhard Schwabe
        -----------------------------         ---------------------------------


                                   /s/  Dr.Christopher Keim, Notary
                                   ----------------------------------




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